As filed with the Securities and Exchange Commission on August 27, 2007

Registration Statement Nos.	333-140327; 333-131592; 333-120299;
333-101509; 333-74852; 333-70196
333-47782; 333-40899; and 333-14933

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

DIGENE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	52-1536128
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1201 Clopper Road

Gaithersburg, Maryland 20878

(301) 944-7000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Digene Corporation Amended and Restated Equity Incentive Plan

(formerly known as the Digene Corporation Amended and Restated 1999 Incentive Plan)

Digene Corporation Amended and Restated Directors’ Equity Compensation Plan

(formerly known as the Digene Corporation Directors’ Stock Option Plan)

Digene Corporation Omnibus Plan

Digene Corporation 1997 Stock Option Plan

(Full title of the plan)

Peer M. Schatz

President and Chief Executive Officer

Digene Corporation

1201 Clopper Road

Gaithersburg, Maryland 20878

(301) 944-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Jonathan L. Kravetz, Esquire

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, Massachusetts 02111

(617) 542-6000

DEREGISTRATION OF SECURITIES

On July 30, 2007, Digene Corporation, a Delaware corporation (the “Registrant”) was merged (the “Merger”) with and into Energy Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of QIAGEN N.V., a public limited liability company (Naamloze Vennootschap) organized in the Kingdom of The Netherlands (“QIAGEN”). The Merger was effectuated pursuant to the terms of an Agreement and Plan of Merger, dated as of June 3, 2007, by and among QIAGEN, QIAGEN North American Holdings, Inc., a California corporation and wholly owned subsidiary of QIAGEN (“QNAH”), QIAGEN Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of QNAH, and the Registrant. Shares of the Registrant’s common stock, $0.01 par value per share (the “Common Stock”), have ceased being quoted on the Nasdaq Global Select Market and have been deregistered under the Securities Exchange Act of 1934. The Registrant has also filed a certification and notice of termination on Form 15 with respect to the Registrant’s Common Stock.

As a result of the Merger, the Registrant has terminated all offerings of the Registrant’s Common Stock pursuant to its existing registration statements. Accordingly, pursuant to Rule 478 under the Securities Act of 1933, as amended (the “Act”), and the undertakings pursuant to Item 512(a)(3) of Regulation S-K promulgated under the Act contained in the Registration Statements on Form S-8 listed below (collectively, the “Registration Statements”), this Post-Effective Amendment No. 1 to the Registration Statements is filed to deregister all shares of Common Stock previously registered that remain available for future grant as of the date hereof under the Registrant’s Amended and Restated Equity Incentive Plan, Amended and Restated Directors’ Equity Compensation Plan, Omnibus Plan, and 1997 Stock Option Plan:

•	Registration Statement No. 333-140327 filed January 30, 2007;

•	Registration Statement No. 333-131592 filed February 6, 2006;

•	Registration Statement No. 333-120299 filed November 8, 2004;

•	Registration Statement No. 333-101509 filed November 27, 2002;

•	Registration Statement No. 333-74852 filed December 10, 2001;

•	Registration Statement No. 333-70196 filed September 26, 2001;

•	Registration Statement No. 333-47782 filed October 11, 2000;

•	Registration Statement No. 333-40899 filed November 24, 1997; and

•	Registration Statement No. 333-14933 filed October 28, 1996

The Registrant hereby removes from registration all shares of the Registrant’s Common Stock registered under the Registration Statements which remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on August 27, 2007.

DIGENE CORPORATION (Registrant)

By:	/s/ Peer M. Schatz
Name: Title:	Peer M. Schatz President and Chief Executive Officer

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